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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-06129 of KRUG International Corp. on Form S-8 and in Registration Statement No. 33-88190 of KRUG International Corp. on Form S-3 of our reports dated May 19, 2000, appearing in the Annual Report on Form 10-K of KRUG International Corp. for the year ended March 31, 2000.



Deloitte & Touche LLP
Atlanta, Georgia
June 23, 2000